                                                                     EXHIBIT 3.1



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT PROVIDED


                     NON TRANSFERRABLE WARRANTS TO PURCHASE
                      COMMON SHARES OF PCSUPPORT.COM, INC.


Warrant Certificate No. A.                        Right to Purchase
                                                  . Common Shares

          THIS CERTIFIES that, for value received, [name of warrantholder] of [address of warrantholder] (the "Holder"), is the registered holder of a total of [number of warrants] warrants (the "Warrants") of PCSupport.com, Inc. (the "Company"). Each Warrant shall entitle the Holder to acquire one common share (the "Share", and collectively the "Shares") of the Company for a period expiring on the day (the "Expiry Date") which is three months after the completion of an initial public offering (an "IPO") of the common shares of the Company (the "Term") for a price (the "Exercise Price"), subject to adjustment as hereinafter provided, of (US)$0.84 per share, if exercised on or before 4:00 p.m. (Vancouver time) on July 18/th/, 1999, and thereafter at a price of
(US)$1.34 per share if exercised on or before 4:00 p.m. (Vancouver time) on the Expiry Date. The number of Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

1.   Adjustment of Exercise Price

          In the event that the Company completes an additional equity financing which results in aggregate gross proceeds to the Company of more than
(Cdn)$400,000 (the "Secondary Financing"), before the Expiry Date, in which Secondary Financing common shares of the Company, or equity securities which are convertible into common shares of the Company, are sold at a price that is greater than the Exercise Price, the Exercise Price will be increased, on the day the Secondary Financing is completed, to equal the purchase price of the common shares associated with the Secondary Financing. If the Company undertakes an IPO and its common shares are listed or quoted on a recognized stock exchange or stock market in North America, the Exercise Price will be adjusted to the price at which the common shares of the Company are offered to the public under such IPO. The Exercise Price, and the extension of the Term for a period of three months past the date of an IPO, are subject to the approval of the applicable regulatory authorities, and such terms may be unilaterally amended by the Company if the Company is required to do so by the applicable regulatory authorities.

2.   Exercise of Warrants

     (a) Election to Purchase. The rights evidenced by this certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in substantially the form attached hereto as Schedule "A", properly completed and executed, together with payment of the Exercise Price for the number of Shares specified in the Election to Purchase, at Suite 1600, 609 Granville Street, P.O. Box 10068, Pacific Centre, Vancouver, British Columbia, V7Y 1C3 or such other address in Canada as the Holder may be notified in writing by the Company. In the event that the rights evidenced by this certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Shares so exercised, cause to be issued to the Holder a Warrant Certificate, dated as of the date hereof, on identical terms in respect of that number of Warrants in respect of which the Holder has not exercised the rights evidenced by this certificate.

     (b) Exercise. The Company shall, on the date it receives a duly executed Election to Purchase and the Exercise Price for the number of Shares specified in the Election to Purchase (the "Exercise Date"), issue that number of Shares specified in the Election to Purchase and all such Shares shall be issued as fully paid and non-assessable common shares in the capital of the Company.

     (c) Share Certificates. As promptly as practicable after the Exercise Date and, in any event, within five (5) business days of receipt of the Election to Purchase, the Company shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby. Certificates evidencing the Shares shall bear such restrictive legend, if any, as may be required pursuant to applicable securities laws.

     (d) Fractional Shares and Warrants. No fractional Shares shall be issued upon exercise of any Warrants and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. If any fractional interest in a Share would, except for the provisions of the first sentence of this Section 2(d), be deliverable upon the exercise of a Warrant, the Company shall, in lieu of delivering the fractional share therefor, pay to the Holder an amount in cash equal to the Fair Market Value (as hereinafter defined) of such fractional interest.

     (e)  Corporate Changes

          (i) Subject to subsection 2(e)(ii) hereof, if the Company shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Company is the surviving entity, the number of Shares issuable upon exercise of the Warrants evidenced by this certificate shall be adjusted so as to apply to the securities to which the holder of that number of Shares of the Company subject to the unexercised Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event") if the Warrants were exercised and the Shares issued immediately prior to such Event, and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Warrants would have been entitled to by reason of such Event.

          (ii) If, following an Event, the Company is unable to deliver securities to the Holder pursuant to the proper exercise of a Warrant, the Company may satisfy such obligations to the Holder hereunder by paying to the Holder in cash the difference between the Exercise Price of all unexercised Warrants granted hereunder and the Fair Market Value of the securities to which the Holder would be entitled to upon exercise of all unexercised Warrants. Adjustments under this subsection (e) or (subject to subsection
               (n)) any determinations as to the Fair Market Value of any securities shall be made by the board of directors of the Company, or any committee thereof specifically designated by the board of directors to be responsible therefor, and any reasonable determination made by such board or committee thereof shall be binding and conclusive, subject only to any disputes being resolved by the Company's auditors, whose determination shall be binding and conclusive.

     (f)  Subdivision or Consolidation of Shares

          (i) In the event the Company shall subdivide its outstanding common shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding common shares of the Company shall be consolidated into a smaller number of shares or warrants, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased.

          (ii) Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (g) Change or Reclassification of Shares. In the event the Company shall change or reclassify its outstanding common shares into a different class of securities, the rights to acquire Shares evidenced by the Warrants shall be adjusted as follows so as to apply to the successor class of securities:

          (i) the number of the successor class of securities which the Holder shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

          (ii) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of securities determined in paragraph 2(g)(i) hereof.

     (h) Offering to Shareholders. If and whenever at any time prior to 4:00 p.m. on the Expiry Date, the Company shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Subsection 2(h) as the "record date") for the issuance of rights or warrants to all or substantially all the holders of the outstanding common shares of the Company entitling them, to subscribe for or purchase common shares of the Company or securities convertible into or exchangeable for common shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional common shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); common shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

     (i) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

     (j) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Company to the effect that such firm concurs in the Company's calculation of the change.

     (k)  Other Notices.  In case at any time:

          (i) the Company shall declare any dividend upon its common shares payable in Shares;

          (ii) the Company shall offer for subscription pro rata to the holders of its common shares any additional shares of any class or other rights;

          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another Company; or

          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

          then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation, or winding-up, as the case may be.

     (l) Shares to be Reserved. The Company will at all times keep available, and reserve if necessary under Canadian law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all Shares which shall be so issuable upon due exercise of the Warrants in accordance with their terms will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will use its reasonable best efforts to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Company may be listed or in respect of which the common shares are qualified for unlisted trading privileges. The Company will use its reasonable best efforts to ensure that all such Shares may be so issued without violation of any applicable law.

     (m) Issue Tax. The issuance of certificates for Shares upon the exercise of Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     (n) Fair Market Value. For the purposes of any computation hereunder, the "Fair Market Value" at any date shall be the average closing price per share for the common shares of the Company for the 10 consecutive trading days immediately before such date on such principal stock exchange or over-the-counter market as the common shares may then be listed or quoted (as the case may be), or, if the shares in respect of which a determination of Fair Market

          Value is being made are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Fair Market Value shall be determined by the Board of Directors of the Company, which determination shall be conclusive.

3.        Replacement

          Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

4.        Expiry Period

          The Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 4:00 p.m. (Vancouver time) on the Expiry Date. The Warrants may not be exercised during a period commencing upon the closing of the Company's IPO and expiring on the 11th day thereafter.

5.        Governing Law

          The laws of the Province of British Columbia and the laws of Canada applicable therein shall govern the Warrant.

6.        Successors

          This Warrant Certificate shall ensure to the benefit of and shall be binding upon the Holder and the Company and their respective successors.


          IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.


          DATED as of the ________ day of_________, 1999.



                              PCSupport.com, Inc.


                              Per:
                                  ______________________________
                                    Authorized Signatory


Warrant Certificate No. A.

                                  Schedule "A"

                              Election to Purchase


The undersigned hereby irrevocably elects to exercise the number of Warrants of PCSupport.com, Inc. set out below for the number of Shares (or other property or securities subject therefor) as set forth below:

(a)  Number of Warrants to be Exercised:
                                            ____________________________________

(b)  Number of Shares:
                                            ____________________________________

(c)  Exercise Price per Share:
                                            ____________________________________

(d)  Aggregate Purchase Price [(b) multiplied by (c)]
                                                     ___________________________


and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

     DATED this ________ day of ____________,199__.


WITNESS


                                          }
Name                                      }
                                          }
                                          }
Address                                   }
                                          }
                                          }
                                          } [name of warrantholder]
                                          }
                                          }
Occupation                                }



Direction as to Registration

Name of Registered Holder:
                                ________________________________________________


Address of Registered Holder:
                                ________________________________________________

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